Exhibit 99.2

WHITE & CASE

Dated  5th June 2009

DIRECT AGREEMENT

between

THALES ALENIA SPACE FRANCE
as Supplier

GLOBALSTAR, INC.
as Borrower

and

BNP PARIBAS
as Security Agent

(i)

White & Case LLP
5 Old Broad Street
London EC2N 1DW

(ii)

DIRECT AGREEMENT (this “Deed”) dated as of 5th  June 2009 between:

(1)	THALES ALENIA SPACE FRANCE, a French société par actions simplifiée registered at the Registre du Commerce et des Société of Toulouse under registration number 414 725 101, whose registered office is at 26, Avenue Jean François Champollion, 31100 Toulouse, France (the “Supplier”);

(2)	GLOBALSTAR, INC., a corporation duly organised and validly existing under the laws of the State of Delaware, with its principal office located at 461 South Milpitas Blvd., Milpitas, CA 95035, United States of America (the “Borrower”); and

(3)	BNP PARIBAS, a société anonyme with a share capital of two billion four hundred and sixty five million five hundred and twelve thousand seven hundred and fifty eight Euros (€2,465,512,758) organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as security agent (the “Security Agent”).

RECITALS:

(A)	THE GLOBALSTAR PROJECT

The project shall include the supply of twenty five (25) satellites plus the long lead items for six (6) subsequent satellites by the Supplier pursuant to the Thales Secured Agreement (as defined below) and the launching of such satellites by Arianespace pursuant to the terms of the launch services contract dated 5 September 2007 to form for the Borrower the second generation satellite constellation (the “Globalstar Project”).

(B)	THE THALES SECURED AGREEMENT

The Supplier and the Borrower have entered into a satellite construction contract dated 30 November 2006 for the construction of forty eight (48) satellites, as amended and supplemented from time to time (and as further amended and restated on 3 June 2009) for the purpose of, among other things, detailing a new phasing of the contract for the first twenty five (25) satellites and a final phase of twenty three (23) satellites (the “Thales Secured Agreement”).

(C)	THE FINANCE DOCUMENTS

The Borrower has entered into the Facility Agreement and certain other agreements related thereto, pursuant to which the Lenders will make loans and extend other credit to the Borrower for the purpose of financing the cost to the Borrower of constructing and operating the Globalstar Project and certain related expenses.

(D)	COLLATERAL AGREEMENT

Pursuant to the New York law collateral agreement made between the Borrower and the Security Agent and entered into on or about the date hereof (the “Collateral Agreement”), the Borrower has assigned all of its rights, title and interest in, to and under, and granted a security interest in, the Thales Secured Agreement and all of its rights to payment under or with respect to the Thales Secured Agreement and all payments due and to become due to the Borrower under or with respect to the Thales Secured Agreement, whether as contractual obligations, damages, indemnity payments or otherwise, to the Security Agent.

(3)

(E)	DELEGATION AGREEMENT

Pursuant to the French law delegation agreement made between the Borrower, the Supplier and the Security Agent and entered into on or about the date hereof (the “Delegation Agreement”), the Borrower has, among other things, delegated its rights to the Security Agent to receive payment of the Thales Indemnities (as such term is defined in the Delegation Agreement).

(F)	CONDITION PRECEDENT

The Facility Agreement contemplates the execution, delivery and implementation of this Deed and it is a condition precedent to the making of advances under the Facility Agreement that the Supplier shall have executed and delivered this Deed.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, each Party agrees as follows:

1.	DEFINITIONS: RULES OF INTERPRETATION

1.1	Definitions

Except as otherwise expressly provided in this Deed, capitalised terms used in this Deed shall have the meanings, constructions and interpretations mutatis mutandis given thereto in the Facility Agreement. In addition to the foregoing, in this Deed:

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Collateral Agreement” has the meaning given to such term at Recital D (Collateral Agreement).

“Delegation Agreement” has the meaning given to such term at Recital E (Delegation Agreement).

“Dollar” and “US$” means the lawful currency for the time being of the United States of America.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” means each event or circumstance specified as being an “Event of Default” under the Facility Agreement.

“Facility Agreement” means the facility agreement dated on or before the date hereof and made between, among others, the Borrower, the Security Agent and the Lenders thereunder.

“Finance Documents” means each of the finance documents so designated under the Facility Agreement.

“Finance Parties” means:

(a)	each of the administrative agents (including the Security Agent) appointed under the terms of the Facility Agreement; and

(b)	each mandated lead arranger and Lender under the Facility Agreement.

(4)

“Globalstar Project” has the meaning given to such term at Recital A (The Globalstar Project).

“Lenders” means the banks and financial institutions providing loans and other financial accommodation to the Borrower pursuant to the Finance Documents.

“Local Banking Day” means any day other than a legal holiday or a day on which banking institutions are permitted to be closed in the place of delivery of a notice.

“Material Adverse Effect” means with respect to the Borrower or any of its subsidiaries, a material adverse effect on:

(a)	the properties, business, operations, prospects or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole; or

(b)	the legality, validity or enforceability of any provision of any Transaction Document; or

(c)	the rights and remedies of any Finance Party under any of the Finance Documents; or

(d)	the security interests provided under the Security Documents or the value thereof; or

(e)	its ability to perform any of its obligations under the Finance Documents,

provided that, existing and future first-generation satellite constellation degradation or failure issues and the effects thereof (which, for the avoidance of doubt, shall exclude any satellite delivered under the Thales Secured Agreement) on the Borrower and its subsidiaries, taken individually or collectively, shall not constitute a Material Adverse Effect.

“Obligors” mean each obligor so designated under the Facility Agreement.

“Participating Member State” means any member state of the European Communities that, as of the date of this Deed, has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union, other than Slovakia, Slovenia, Malta and Cyprus.

“Parties” means the parties to this Deed and “Party” means any of them, as the context requires.

“Permitted Transferee” means the transferee or any purchaser of an interest under the Thales Secured Agreement in a judicial or non-judicial foreclosure sale which, in each case, has (directly or indirectly through an agent or independent contractor under a binding written agreement) the personnel, technical expertise and experience, and has itself or has access to the financial resources, to perform its obligations under the Thales Secured Agreement.

“Relevant Security Documents” means the Collateral Agreement and the Delegation Agreement.

“Security Agent” means BNP Paribas in its capacity as security agent and its successors in title, permitted assigns and permitted transferees.

“Secured Interest” has the meaning given to such term at Clause 2.1(a) (Consent to Assignment).

(5)

“Security Document” means each security document so designated under the Facility Agreement (including the Relevant Security Documents).

“Senior Obligations” means any and all monies, obligations, and liabilities whatsoever, whether principal, interest or otherwise, in whatever currency which may now or at any time in the future be due, payable, owing or incurred by an Obligor to the Finance Parties under the Finance Documents.

“Substitute Owner” has the meaning given to such term at Clause 2.2(a) (Substitute Owner).

“Thales Secured Agreement” has the meaning given to such term at Recital B (The Thales Secured Agreement).

“Transaction Document” means each of the transaction documents so designated under the Facility Agreement.

1.2	Interpretation

Save where the contrary is indicated, any reference in this Deed to:

(a)	words importing the singular shall include the plural and vice versa;

(b)	any person shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests;

(c)	this Deed or any other agreement or document shall be construed as a reference to this Deed or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, replaced or supplemented; and

(d)	the Schedules to this Deed shall be deemed to form part of this Deed.

1.3	Third Party Rights

Unless expressly provided to the contrary in this Deed, a person who is not a Party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of this Deed, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of this Deed.

1.4	Headings

Headings are for ease of reference only and shall not affect the construction of this Deed.

(6)

2.	CONSENT TO ASSIGNMENT, ETC.

2.1	Consent to Assignment

The Supplier:

(a)	consents in all respects to the assignment to the Security Agent pursuant to the Collateral Agreement of all of the Borrower’s right, title and interest in, to and under the Thales Secured Agreement including without limitation all monies which may become payable to the Borrower thereunder, all proceedings, any claims, awards, judgments which may at any time be receivable or received by the Borrower under or pursuant to the Thales Secured Agreement (the “Secured Interest”); and

(b)	acknowledges the right of the Security Agent (or any designee of the Security Agent), in the exercise of the Security Agent’s rights and remedies under the Collateral Agreement, to make all demands, give all notices, take all actions and exercise all rights of the Borrower under the Thales Secured Agreement.

2.2	Substitute Owner

Subject to Clause 2.3 (Right to Cure), the Supplier agrees that:

(a)	if the Security Agent shall provide written notice to it that an Event of Default under the Facility Agreement has occurred and is continuing and that the Security Agent (or any designee of the Security Agent) has elected to exercise the rights and remedies upon an Event of Default set forth in a relevant Security Document, then the Security Agent, the Security Agent’s designees or any Permitted Transferee, in each case, which assumes the obligations of the Borrower or its successors or assigns under the Thales Secured Agreement (the “Substitute Owner”) shall be substituted for the Borrower under the Thales Secured Agreement;

(b)	in such event, the Supplier will recognise the Substitute Owner and will continue to perform its obligations under the Thales Secured Agreement in favour of the Substitute Owner; and

(c)	following request by the Security Agent, the Supplier shall co-operate and use its best endeavours to obtain all required Authorisations as may be necessary to enable any Substitute Owner to exercise its rights under the Thales Secured Agreement.

2.3	Right to Cure

(a)	In the event of a default or breach by the Borrower in the performance of any of its obligations under the Thales Secured Agreement, or upon the occurrence or non-occurrence of any event or condition under the Thales Secured Agreement which would immediately or with the passage of any applicable grace period or the giving of notice (or both) enable the Supplier to suspend its performance under the Thales Secured Agreement (each a “default”), the Supplier agrees that it will not suspend performance under the Thales Secured Agreement until it first gives written notice of such default to the Security Agent or its designees and affords the Borrower the opportunity to cure such default within thirty (30) days after receipt by the Security Agent of the notice of default.

(b)	If the default is not cured in such thirty (30) days after the date of suspension (including, through the assumption of the Borrower’s right, title and interest in the Thales Secured Agreement by a Substitute Owner in accordance with Clause 2.2 (Substitute Owner)), then immediately at the end of such period the Supplier may exercise any rights it may have to terminate its obligations or performance under the Thales Secured Agreement (in accordance with the terms of the Thales Secured Agreement).

(7)

2.4	No Amendments

Except as provided in this Deed, the Supplier shall not without the prior written consent of the Security Agent:

(a)	enter into any amendment, supplement, assignment, transfer, suspension, novation, extension, restatement or other modification of the Thales Secured Agreement;

(b)	enter into any agreement (whether written or oral) with the Borrower to cancel or terminate the Thales Secured Agreement;

(c)	assign, transfer, novate or otherwise dispose of all or any part of its obligations, rights, title and interest under the Thales Secured Agreement; or

(d)	consent to any of the above by the Borrower,

in each case where any of the same could reasonably be expected to have a Material Adverse Effect provided that, in the case of any amendment or waiver in respect of a provision of the Thales Secured Agreement relating to the first twenty four (24) satellites, the Supplier shall not agree to any amendment or waiver which would or could reasonably be expected to adversely affect the Lenders.

2.5	Replacement Agreement

If the Thales Secured Agreement is terminated as a result of any bankruptcy or insolvency proceeding or other similar proceeding affecting the Borrower, the Supplier shall, upon the written request of the Security Agent, enter into a new agreement with the Security Agent (or any designee) having terms substantially the same in all material respects as the terms of the Thales Secured Agreement and, as from the date of such new agreement, the Supplier shall be released and discharged from any future obligations under the Thales Secured Agreement.

2.6	No Liability

The Supplier acknowledges and agrees that neither the Security Agent (nor its designees) shall have any liability or obligation under the Thales Secured Agreement as a result of this Deed, a Relevant Security Document or otherwise, nor shall the Security Agent (or its designees) be obliged or required to:

(a)	perform any of the Borrower’s obligations under the Thales Secured Agreement, except during any period in which the Security Agent or any of its designees is a Substitute Owner pursuant to Clause 2.2 (Substitute Owner), in which case the obligations of such Substitute Owner shall be no more than that of the Borrower under such Thales Secured Agreement for such period (and not for any prior period); or

(b)	take any action to collect or enforce any claim for payment assigned under the Delegation Agreement.

2.7	Delivery of Notices

The Supplier shall deliver to the Security Agent and its designees, concurrently with the delivery thereof to the Borrower, a copy of each material notice including any notice of payment default (other than those notices given in the ordinary course of business), request or demand given by the Supplier pursuant to the Thales Secured Agreement.

(8)

2.8	Disclosure of Information

The Supplier and the Borrower authorises the Security Agent to provide to each Finance Party all notices, requests or demands that the Security Agent receives from the Supplier pursuant to Clause 2.7 (Delivery of Notices).

2.9	Additional Spacecraft

Each of the Supplier and the Borrower confirm that, as of the date of this Deed, the Borrower has not exercised the option to order from the Supplier up to eighteen (18) additional recurring Spacecraft (as such term is defined in the Thales Secured Agreement) pursuant to Article 29(B) (Options) of the Thales Secured Agreement.

2.10	Exchange Rate

All payments to be made in accordance with Exhibit F of the Thales Secured Agreement for the balance of phase 1 and phase 2 after EDC2 (as such term is defined in the Satellite Construction Contract) shall be invoiced in Euros by the Supplier and paid in Dollars applying a Euro to Dollar exchange rate of one Euro (€1) for one point forty two Dollars (US$1.42).

3.	PAYMENTS UNDER THE THALES SECURED AGREEMENT

3.1	Payments

(a)	The Supplier shall pay all amounts payable by it to the Borrower under the Thales Secured Agreement, if any, in the manner required by the Thales Secured Agreement in accordance with the Delegation Agreement directly into the account specified in Schedule 1 (Payment Instructions for Accounts), or to such other person or account as shall be specified from time to time by the Security Agent to the Supplier in writing in accordance with Clause 5.1 (Notices).

(b)	The Borrower authorises and directs the Supplier to make such payments as set out above. Payment by the Supplier of such amounts to the Security Agent shall fully satisfy and discharge the Supplier’s obligations under the Thales Secured Agreement with respect to such payments.

(c)	In the event of any inconsistency between the provisions of this Deed and the Delegation Agreement in respect of this Clause 3.1, the provisions of the Delegation Agreement shall govern and prevail.

3.2	No Set-off, etc.

All payments required to be made by the Supplier under the Thales Secured Agreement, if any, shall be made without any set-off, recoupment, abatement, withholding, reduction or defence whatsoever, other than those set-offs, recoupments, abatements, withholdings, reductions and defences permitted under applicable law or allowed by the terms of the Thales Secured Agreement.

(9)

3.3	Liability of Parties

(a)	No Party shall have any liability to any other Party for any indirect, economic or consequential losses, damages and costs (including but not limited to costs of professional consultants and legal advisers) and including, but not limited to, loss of contract or property (including any security over contract or property), loss of profit, revenue or production of whatever kind and nature, suffered by another under or in connection with this Deed, however caused (including, but not limited to, the default or sole or concurrent negligence of any Party) and whether or not foreseeable at the date of this Deed.

(b)	Nothing in this Deed shall be deemed to increase the liability of the Supplier under the Thales Secured Agreement.

4.	REPRESENTATIONS AND WARRANTIES

The Supplier makes the following representations and warranties on the date of this Deed.

4.1	Organisation

It is a corporation, duly organised and validly existing under the laws of France, and has all requisite corporate power and authority to execute, deliver and perform this Deed and the Thales Secured Agreement.

4.2	Authorisation

(a)	It has duly authorised, executed and delivered this Deed and the Thales Secured Agreement (or the Thales Secured Agreement has been duly and validly assigned or novated to it and it has assumed the obligations thereunder).

(b)	Neither the execution and delivery of this Deed and the Thales Secured Agreement by the Supplier (nor its acceptance by assignment and assumption or novation with respect thereto) nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof does or will require the consent or approval of any person.

4.3	No Conflict

Neither the execution and delivery by the Supplier of this Deed or of the Thales Secured Agreement, nor its compliance with, or performance of the terms and conditions of, this Deed or the Thales Secured Agreement:

(a)	will contravene in any material respect any Applicable Law;

(b)	will conflict with or result in any breach of any of its constitutive documents; or

(c)	will conflict with or result in any breach of any of the terms, covenants, conditions, or provisions of, or constitute a default under, any agreement, contract or instrument to which the Supplier is a party, except for any such contravention, conflict, breach or default that would not reasonably be expected to have a Material Adverse Effect on the Supplier’s ability to perform its obligations under this Deed.

(10)

4.4	Legality, Validity and Enforceability

(a)	Each of this Deed and the Thales Secured Agreement is a legal, valid and binding obligation of the Supplier, enforceable against it in accordance with its terms.

(b)	The Thales Secured Agreement has not been amended, supplemented, suspended, novated, extended, restated or otherwise modified except in accordance with its terms and the terms of this Deed and is in full force and effect.

4.5	Authorisations

There are no Authorisations existing as of the date of this Deed that are required to be obtained by the Supplier in connection with the execution, delivery or performance of the Thales Secured Agreement or the consummation of the transactions contemplated thereunder.

4.6	Litigation

There are no pending or, to the Supplier’s knowledge, threatened actions, suits, proceedings or investigations of any kind, including arbitration proceedings and actions or proceedings of or before any governmental instrumentality, to which it is a party or is subject, or by which it or any of its properties are bound that, if adversely determined to or against the Supplier, could reasonably be expected to materially and adversely affect its ability to execute and deliver the Thales Secured Agreement and this Deed or to perform its obligations thereunder and hereunder.

4.7	Existing Defaults

It is not, and, to the best of the Supplier’s knowledge, no other party to the Thales Secured Agreement is, in default under the Thales Secured Agreement.

4.8	No Previous Assignments

It has no notice of, and has not consented to, any previous assignment by the Borrower of all or any part of its rights under the Thales Secured Agreement.

4.9	Conditions

Each of the conditions to the performance of its obligations under the Thales Secured Agreement has been satisfied or waived.

5.	MISCELLANEOUS

5.1	Notices

(a)	All notices or other communications required or permitted to be given under this Deed shall be in writing and shall be considered as properly given:

(i)	if delivered in person;

(ii)	if sent by overnight delivery service;

(11)

(iii)	in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or

(iv)	if sent by fax with confirmation of fax sent.

(b)	Notices shall be directed:

(i)	if to the Supplier, in accordance with the Thales Secured Agreement with a copy to:

Address:	Thales Alenia Space France
26, avenue Jean François Champollion
31037 Toulouse Cedex 01, France

Attention:	Philippe COTTE, VP Trade Finance & Risk Assessment

Facsimile:	+ 33 5 34 35 65 68;

(ii)	if to the Security Agent;

Address:	BNP PARIBAS
Asset Finance - Export Finance
Commercial Support and Loan Implementation
ACI: CHDESA1
37, Place du Marché Saint Honoré
75031 Paris Cedex 01
France

Attention:	Mrs Dominique Laplasse and Mrs Sylvie Caset-
Carricaburru

Telephone:	+ 33 (0)1 43 16 81 79 / + 33(0)1 43 16 81 69

Facsimile:	+ 33 (0)1 43 16 81 84; and

(iii)	if to the Borrower:

Address:	Globalstar, Inc.
461 South Milpitas Boulevard
Building 5, Suite 1 and 2
Milpitas, CA 95035
United States of America

Attention:	Chief Financial Officer and Vice-President
Legal and Regulatory Affairs

Facsimile:	+1 408 933 4403

Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by fax or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Local Banking Day and, if not, on the next following Local Banking Day) on which it is validly transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Local Banking Day provided that, if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any Party may change its address for notice under this Deed to any other location by giving no less than twenty (20) days notice to the other Parties in the manner set out above.

(12)

5.2	Further Assurances

The Supplier shall fully co-operate with the Security Agent and perform all additional acts reasonably requested by the Security Agent to effect the purposes of this Deed.

5.3	Amendments

This Deed may not be amended, changed, waived, discharged, terminated or otherwise modified unless such amendment, change, waiver, discharge, termination or modification is in writing and signed by each Party.

5.4	Entire Agreement

(a)	This Deed and any agreement, document or instrument attached to this Deed or referred to herein integrate all the terms and conditions mentioned in this Deed or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

(b)	Subject to Clause 3.1(c) (Payments), in the event of any conflict between the terms, conditions and provisions of this Deed and any such agreement, document or instrument, the terms, conditions and provisions of this Deed shall prevail.

5.5	Severability

In case any one or more of the provisions contained in this Deed should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the Parties shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a view to obtaining the same commercial effect as this Deed would have had if such provision had been legal, valid and enforceable.

5.6	Successors and Assigns

(a)	No Party shall assign or transfer all or any part of its respective rights or obligations under this Deed without the consent of the others provided that, the Security Agent may assign or transfer its rights and obligations to a successor Security Agent under the Finance Documents without the consent of the other Parties to this Deed.

(b)	The provisions of this Deed shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

5.7	Counterparts

This Deed may be executed in one or more duplicate counterparts and when signed by all of the Parties listed below shall constitute a single binding agreement.

5.8	English Language

The language of this Deed is the English language.

(13)

5.9	Term of Deed

This Deed shall terminate upon the earlier to occur of:

(a)	the date upon which (or, in the case of any termination of the Thales Secured Agreement as a result of any bankruptcy or insolvency proceeding or other similar proceeding affecting the Borrower, one hundred and eighty (180) days after the date upon which) the Thales Secured Agreement is validly terminated or expires in accordance with its respective terms and the terms of this Deed;

(b)	receipt of notice by the Supplier from the Security Agent that the Secured Interest has been released and discharged in full; and

(c)	the payment and discharge in full of the Senior Obligations.

Upon the first to occur of the events described in paragraphs (a), (b) and (c) above, this Deed shall be deemed terminated and each of the Parties shall be released, relieved and discharged from any obligation or liability hereunder other than any liabilities accruing on or prior to the termination of this Deed.

6.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.	JURISDICTION

7.1	Jurisdiction

Any dispute, legal action or proceeding by or against a Party with respect to or arising out of this Deed may be brought in the courts of England. By execution and delivery of this Deed, the Parties accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Deed and irrevocably consents to the appointment of the following:

Parties	English Service Agent

Supplier	Thales Corporate Services Limited of 2 Dashwood Lang Road, The Thorne Business Park, Addlestone, Surrey, KT15 2NX.

Security Agent	Not Applicable.

Borrower	WFW Legal Services Limited of 15 Appold Street, London EC2A 2HB.

(14)

If for any reason any Party’s process agent shall cease to be available to act as such, each Party agrees to appoint a new agent in England on the terms and for the purposes of this provision. Nothing in this Deed shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction. Each Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Deed brought before the foregoing courts on the basis of forum non-conveniens or improper venue.

7.2	Waiver of Immunity

To the extent that a Party (other than the Security Agent) may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), each Party (other than the Security Agent) irrevocably agrees not to claim, and irrevocably waives, such immunity to the fullest extent permitted by the laws of such jurisdiction.

(15)

SCHEDULE 1

PAYMENT INSTRUCTIONS FOR ACCOUNTS

Amounts payable by the Supplier shall be paid to the following account:

Account Name:	Collection Account

Bank Name:	Union Bank of California

122000496 - ABA #

A/C:	Globalstar, Inc. 122000496 - ABA #

Account Number:

Bank Address:	IS&AM, Domestic Custody 350 California Street, 6th Floor, San Francisco, CA 94104

Swift Details:	BOFCUS33MPK

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IN WITNESS WHEREOF, the Parties have caused this Deed to be duly EXECUTED and DELIVERED as a DEED by their officers thereunto duly authorized as of the date first above written.

THALES ALENIA SPACE FRANCE

EXECUTED as a deed by	)

THALES ALENIA SPACE FRANCE	)

pursuant to the laws of France and	)

acting by	)

/s/ R. Seznec

Name:	R. Seznec

Title:	President & CEO

(17)

THE BORROWER

EXECUTED as a deed by	)

GLOBALSTAR, INC.	)

pursuant to the laws of Delaware and	)

acting by	)

/s/ Lindsey Keeble

Name:	Lindsey Keeble

Title:	Attorney-in-fact

in the presence of:	Bethan Sadler

Witness’s Signature:	/s/ Bethan Sadler

Name:	Bethan Sadler

Address:	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

(18)

THE SECURITY AGENT

SIGNED as a DEED by	)

DEBBIE HIRST	)

as attorney for

BNP PARIBAS

under power of attorney dated  27 May 2009 in

the presence of ____________________	/s/ Debbie Hirst
as attorney for BNP PARIBAS

Witness’s Signature:	/s/ Bethan Sadler

Name:	Bethan Sadler

Address:	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

(19)